Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                              ) Chapter 11
                                                    )
TRENWICK AMERICA CORPORATION, et                    ) Case No. 03-12635 (MFW)
al.,(1)                                             )
                                                    ) (Jointly Administered)
                                                    )
                        Debtors.                    ) Related Docket No. 163
                                                    )

           ORDER PURSUANT TO 11 U.S.C. ss.ss. 105(a), 363 AND 541 OF
              THE BANKRUPTCY CODE AND FEDERAL RULES OF BANKRUPTCY
               PROCEDURE 2002, 6004 AND 6007 ALLOWING THE DEBTORS
              TO EXCHANGE OBLIGATIONS OWED TO THEM BY CERTAIN NON-
               DEBTORS AFFILIATES AND ENTER INTO CERTAIN RELATED
                             STANDSTILL AGREEMENTS

            Upon the motion, dated October 28, 2003 (the "Motion"),(2) of Trenwick America Corporation ("TAC"), Trenwick Group Ltd. ("TGL") and LaSalle Re Holdings Limited ("LSH," and together with TAC and TGL, the "Debtors"), debtors-in-possession in the above-captioned cases (the "Chapter 11 Cases"), for entry of an order, pursuant to sections 105(a), 363 and 541 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") and Rules 2002, 6004 and 6007 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), allowing the Debtors to exchange (the "Exchange") intercompany obligations owed to them by the Oaks for the LaSalle UK Notes and authorizing the Debtors to enter into Standstill Agreements with respect to the Oaks; and the Court having considered the Motion; and the Court having determined that the relief requested in the Motion is in the best interests of the Debtors, their estates,

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(1)   The Debtors are the following entities: Trenwick America Corporation,
      Trenwick Group Ltd., and LaSalle Re Holdings Limited.

(2) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion.

creditors and other parties-in-interest; and upon the record herein; and it appearing that proper and adequate notice has been given and that no other or further notice is necessary herein; and after due deliberations thereon; and good and sufficient cause appearing therefore; it is hereby

      ORDERED, that the Motion is granted in its entirety; and it is further

      ORDERED, that the Debtors are authorized to Exchange intercompany obligations owed by the Oaks for the LaSalle UK Notes; and it is further

      ORDERED, that the Debtors are authorized to enter into Standstill Agreements with the Oaks as described in the Motion; and it is further

      ORDERED, that the Debtors are authorized to take whatever actions are necessary to consummate the transactions contemplated in the Motion on an accelerated basis pursuant to Bankruptcy Rule 6004(g); and it is further

      ORDERED, that this Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this order.

Dated: Wilmington, Delaware
       November 24, 2003

                                                /s/ Mary F Walrath
                                            ------------------------------------
                                            MARY F. WALRATH
                                            CHIEF UNITED STATES BANKRUPTCY JUDGE